UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (September 6, 2007)

BlastGard International, Inc.
(Exact name of registrant as specified in charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Ste. 207, Clearwater, FL 33759
(Address of principal executive offices)

(727) 592-9400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

BlastGard International, Inc. has entered into an option agreement to purchase 100% of Innovative Composites, Incorporated (Innovative), a Michigan based development stage corporation doing business in the composites industry and engaged in the design, engineering and manufacturing of continuous fiber reinforced thermoplastics, utilizing patented technologies. Upon the completion of our due diligence and subject to Board approval, in the event we elect to  exercise our  option to purchase Innovative on or before October 31, 2007, we would issue an aggregate of 7,530,000 shares of our restricted common stock, subject to a 50% holdback and escrow, with a 100% release of escrowed stock to Innovative shareholders and advisors based upon Innovative receiving firm contract awards of $2,000,000 by April 30, 2008 and an additional $3,000,000  by April 30, 2009.  The option agreement contemplates that we will provide loans of up to $140,000 on an unsecured basis to Innovative. We can provide no assurances that we will complete the acquisition of Innovative on the terms outlined above, if at all.

About Innovative Composites Incorporated

Innovative engineers, designs, develops and manufactures creative solutions to marine, defense, sporting goods and construction markets utilizing proprietary and patented continuous fiber reinforced thermoplastic composite systems.  Thermoplastic composites, like their thermoset counterparts, have excellent physical properties such as environmental resistance, high strength, and high stiffness at a very light weight.  But thermoplastic composites come with significantly lower costs since they employ low-cost commodity resins with rapid processing times. The extraordinary strength and durability at a fraction of the weight of current materials is exciting many customers.  Innovative is engineering many applications of this breakthrough technology.  Our marine products demonstrated a 70% weight reduction in marine decking applications with increased structural strength and durability for product that will not deteriorate in the marine environment.  The continuous fiberglass reinforced skins over various composite cores have capabilities and durability far beyond products currently being used.  The ballistic products being developed for defense applications, demonstrate that many layers of fiber reinforced thermoplastics laminated together have excellent capabilities when tested against current armament and significantly reduces the weight and increases the flexibility of many applications.  Innovative is currently working with customers to develop defense and homeland security applications and to utilize the same laminated technology for hurricane and storm protection for construction applications.

Item 7.01.

Regulation FD Disclosure

On August 30, 2007, the Company issued a press release to announce the matter contained in Item 1.01.  A copy of the press release is attached as an exhibit hereto.

Item 9.01.

Financial Statements and Exhibits.

Exhibit	Description

10.1	Option Agreement to acquire Innovative Composites Incorporated. (Filed herewith.)
99.1	Press release dated August 30, 2007. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

Date: September 6, 2007	By:	/s/ Michael Gordon
Michael Gordon, Chief Financial Officer